Exhibit 10.1

PACWEST BANCORP 2017 STOCK INCENTIVE PLAN

1.                                      Purpose of the Plan. The purpose of this PacWest Bancorp 2017 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its subsidiaries seek to attract, motivate, and retain highly competent persons. The success of the Company and its affiliates are dependent upon the efforts of these persons. The Plan provides for the grant of options, restricted stock awards, performance stock awards, and stock appreciation rights. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator.  Upon approval of this Plan by the Company’s stockholders, the PacWest Bancorp 2003 Stock Incentive Plan, as Amended and Restated as of May 16, 2016 (the “2003 SIP”) (including the share reserve that rolled over from the CapitalSource Inc. Third Amended and Restated Equity Incentive Plan (the “CapitalSource Plan”)) shall be frozen, and no new awards may be granted under the 2003 SIP after such date.

2.                                      Definitions. As used herein, the following definitions shall apply.

“Act” shall mean the Securities Act of 1933, as amended.

“Administrator” shall mean the Board or any one of the Committees.

“Affiliate” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

“Award” shall mean an Option, Stock Award, or a SAR.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall have the meaning given to it under the Participant’s employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant’s service with the Company or an Affiliate, as determined by the Administrator.

“Change in Control” shall mean:

(i)                                     the consummation of a plan of dissolution or liquidation of the Company;

(ii)                                  the individuals who, as of the effective date hereof, are members of the Board (“Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or publicly threatened  “election contest” or other actual or publicly threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (a “Person”) other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

(iii)                               the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the stockholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least seventy (70%) of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the “Surviving Company”) in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

(iv)                              the sale of all or substantially all the assets of the Company to another person; or

(v)                                 the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean a committee appointed by the Board in accordance with Section 3 below.

“Common Stock” shall mean the common stock of the Company, $0.01 par value.

“Company” shall mean PacWest Bancorp, a Delaware corporation.

“Consultant” shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

“Date of Grant” shall mean the effective date as of which the Administrator grants an Option to an Optionee, a Stock Award to a Grantee, or a SAR to an Optionee.

“Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” shall mean any individual who is a common-law employee of the Company or an Affiliate.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exercise Price,” in the case of an Option, shall mean the exercise price of a share of Optioned Stock. “Exercise Price,” in the case of a SAR, shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)                                     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

(iii)                               In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

“Granted Stock” shall mean the shares of Common Stock that were granted pursuant to a Stock Award.

“Grantee” shall mean any person who is granted a Stock Award.

“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” shall mean a non-employee member of the Board.

“Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Notice of Stock Appreciation Rights Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an SAR.

“Notice of Stock Option Grant” shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

“Option” shall mean a stock option granted pursuant to the Plan.

“Option Agreement” shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

“Optioned Stock” shall mean the Common Stock subject to an Option.

“Optionee” shall mean any person who receives an Option or a SAR.

“Participant” shall mean an Optionee or a Grantee.

“Performance Stock Award” shall mean an Award granted pursuant to Section 9 of the Plan.

“Plan” shall mean this PacWest Bancorp 2017 Stock Incentive Plan.

“Qualified Note” shall mean a recourse note, with a market rate of interest that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.

“Restricted Stock Award” shall mean an Award granted pursuant to Section 8 of the Plan.

“Risk of Forfeiture” shall mean the Grantee’s risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8 or 9 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

“SAR” or “Stock Appreciation Right” shall mean a stock appreciation right granted pursuant to the Plan.

“SAR Agreement” shall mean a written agreement that evidences a SAR in such form as the Administrator shall approve from time to time.

“Service” shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e., from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

“Service Provider” shall mean an Employee, Non-Employee Director, or Consultant.

“Share” shall mean a share of Common Stock.

“Stock Award” shall mean a Restricted Stock Award or a Performance Stock Award.

“Stock Award Agreement” shall mean a written agreement that evidences a Restricted Stock Award or Performance Stock Award in such form as the Administrator shall approve from time to time.

“Tax” or “Taxes” shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

“10% Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

“Termination Date” shall mean the date on which a Participant’s Service terminates, as determined by the Administrator in its sole discretion.

“Vesting Event” shall mean the earlier of: (i) the termination of a Participant’s Service by the Company or any successor entity thereto without Cause or by the Participant for Good Reason (as defined in the Award Agreement, if applicable) within twenty-four months following the occurrence of a Change in Control; and (ii) the death of a Participant.

3.                                      Administration of the Plan.

(a)                                 Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

(i)                                     Section 162(m). To the extent that the Administrator determines that it is desirable to qualify Awards as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(ii)                                  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(b)                                 Powers of the Administrator. Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

(i)                                     to determine the Fair Market Value of the Common Stock;

(ii)                                  to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

(iii)                               to determine whether and to what extent Awards are granted under the Plan;

(iv)                              to determine the number of Shares that pertain to each Award;

(v)                                 to approve the terms of the Option Agreements, Stock Award Agreements, and SAR Agreements;

(vi)                              to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)                           to determine the method of payment of the Exercise Price;

(viii)                        to delegate to others responsibilities to assist in administering the Plan;

(ix)                              to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, SAR Agreements and any other documents related to the Awards;

(x)                                 to interpret and administer the terms of the Plan to comply with all Tax rules and regulations; and

(xi)                              to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

(c)                                  Effect of Administrator’s Decision. All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

(d)                                 Liability. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

4.                                      Stock Subject To The Plan.

(a)                                 Basic Limitation. The total number of Options, Stock Awards, and SARs that may be awarded under the Plan may not exceed 4 million, subject to the adjustments provided for in Section 11 of the Plan.

(b)                                 Additional Shares. In the event that any outstanding Award expires or is canceled or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 4 million Shares, subject to the adjustments provided for in Section 11 of the Plan.  Shares that are withheld or tendered to the Company to pay Taxes or to pay the exercise price of Options or other Awards will not become available for reissuance under the Plan, and Shares subject to a SAR that are not issued in connection with the stock settlement of that SAR will not become available for reissuance under the Plan.

5.                                      Eligibility. The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

6.                                      Option Terms. Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Options to purchase more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

(a)                                 Exercise Price.

(i)                                     The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

(ii)                                  Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted may be fixed at a price less than 100% of the Fair Market Value of the Common Stock at the time such Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company.

(iii)                               The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (subject to Subsection (a)(iv) below) and may consist entirely of (A) cash, (B) check, (C) Shares, (D) Qualified Note, or (e) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) recognize compensation expense for financial reporting purposes; (ii) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

(iv)                              To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, holders of Non-Statutory Stock Options have the right to use previously vested Shares in satisfaction of all or part of the Exercise Price as follows:

(A)                               Stock Withholding:  The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option, a portion of those Shares with an aggregate Fair Market Value equal to the Exercise Price.

(B)                               Stock Delivery: The election to deliver to the Company, at the time the Non-Statutory Stock Option is exercised, one or more Shares previously acquired by such holder with an aggregate Fair Market Value equal to the Exercise Price.

(b)                                 Vesting. Subject to the limitations set forth in Section 12 of the Plan, any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all Options that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

(c)                                  Term of Options. No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

(d)                                 Procedure for Exercise. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a broker assisted cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

(e)                                  Effect of Termination of Service.

(i)                                     Termination of Service. Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee’s entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(ii)                                  Disability of Optionee. In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(iii)                               Death of Optionee. In the event that an Optionee should die while in Service, the Optionee’s Option may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

(iv)                              Cause. In the event of termination of an Optionee’s Service due to Cause, the Optionee’s Options shall terminate on the Termination Date.

(v)                                 To the extent that the Company does not violate Section 409A of the Code or any regulations adopted, Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time an Option or SAR is granted or at any time while the Option or SAR remains outstanding, to:

(A)                               extend the period of time for which the Option or SAR is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option or SAR term; and/or

(B)                               permit the Option or SAR to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

(f)                                   Stockholder Rights. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

(g)                                  Non-transferability of Options. Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee’s immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Optionee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

7.                                      Incentive Stock Options. The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

(a)                                 Eligibility. Incentive Stock Options may only be granted to Employees.

(b)                                 Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

(c)                                  Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

(d)                                 10% Stockholder. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

(e)                                  Change in Status. In the event of an Optionee’s change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

(f)                                   Approved Leave of Absence. If an Optionee is on an approved leave of absence, and the Optionee’s reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

8.                                      Restricted Stock Award. Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

(a)                                 Risk of Forfeiture.

(i)                                     General Rule. Shares or units issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii)                                  Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. Subject to the limitations set forth in Section 12 of the Plan, the Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

(iii)                               Forfeiture of Granted Stock. Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

(b)                                 Rights as a Stockholder. Upon vesting of a Restricted Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c)                                  Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

(d)                                 Non-transferability of Restricted Stock Award. Except as otherwise provided for in Section 13 of the Plan, Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

9.                                      Performance Stock Award. Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Performance Stock Awards that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

(a)                                 Risk of Forfeiture.

(i)                                     General Rule. Shares or units issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

(ii)                                  Lapse of Risk of Forfeiture. The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. Subject to the limitations set forth in Section 12 of the Plan, the Grantee shall vest in or accelerate vesting in the Granted Stock, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but not in any event more than 10 years. At the discretion of the Administrator, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets (“ROA”); cash ROA; return on average equity (“ROE”); cash ROE; diluted or basic earnings per share (“EPS”); cash EPS; stock price; total shareholder return; net charge-offs/total assets; non-performing assets/total assets; classified assets/(Tier I Capital + ALLL); net interest margin (tax equivalent); return on average tangible common equity; and efficiency ratio. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing performance goals, the Administrator may exclude (or make adjustments on account of) any or all “unusual or infrequently occurring” items as determined under U.S. generally accepted accounting principles (including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations and other unusual or infrequently occurring items), changes in applicable tax laws or accounting principles, or such other factors as the Administrator deems appropriate.  Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event, provided, however, that in the event of the death of a Participant, any outstanding Performance Awards (1) shall be deemed earned at the target level with respect to all open performance periods if death occurs during the performance period, and (2) shall be deemed earned at the actual performance level achieved if death occurs after the end of the performance period.

(iii)                               Certification of Performance. Following the completion of each performance period, the Administrator will determine whether the applicable performance goals have been met with respect to a given Grantee and, if they have, will so certify in writing and ascertain the amount of the applicable Performance Stock Award. No Performance Stock Awards will be paid for such performance period until such certification is made by the Administrator.

(iv)                              Forfeiture of Granted Stock. The Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee’s Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

(b)                                 Rights as a Stockholder. Upon vesting of a Performance Stock Award, the Grantee shall have the rights of a stockholder with respect to the voting of the vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

(c)                                  Dividends. The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

(d)                                 Non-transferability of Performance Stock Award. Except as otherwise provided for in Section 13 of the Plan, Performance Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

10.                               Stock Appreciation Rights. Each SAR shall be evidenced by a SAR Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each SAR Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) SARs that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

(a)                                 Exercise Price. The Exercise Price of a SAR shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

(b)                                 Vesting. Subject to the limitations set forth in Section 12 of the Plan, any SAR granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the SAR Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all SARs that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

(c)                                  Term of SARs. No SAR shall have a term in excess of 10 years measured from the Date of Grant of such SAR.

(d)                                 Non-transferability of SARs. SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee’s immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Optionee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

(e)                                  Procedure for Exercise. A SAR shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the SAR Agreement by the person entitled to exercise the SAR. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the Fair Market Value (on the date of surrender) of a Share exceeds the Exercise Price of such SAR. The Company shall pay this amount in the form of: (i) Common Stock; (ii) cash; or (iii) a combination of Common Stock and cash, as determined by the Administrator.

(f)                                   Effect of Termination of Service.

(i)                                     Termination of Service. Upon termination of an Optionee’s Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her SARs, but only on or prior to the date that is three months following the Optionee’s Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration of the term of such SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, on the Termination Date, the Optionee is not entitled to exercise all of the Optionee’s SARs, then the Shares that pertain to the unexercisable SARs shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her SARs within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

(ii)                                  Disability of Optionee. In the event of termination of an Optionee’s Service due to his/her Disability, the Optionee may exercise his/her SARs, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). To the extent the Optionee is not entitled to exercise the SARs on the Termination Date, or if the Optionee does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

(iii)                               Death of Optionee. In the event that an Optionee should die while in Service, the Optionee’s SARs may be exercised by the Optionee’s estate or by a person who has acquired the right to exercise the SARs by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the SARs at the date of death (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, at the time of death, the Optionee was not entitled to exercise all of his/her SARs, the Shares that pertain to the unexercisable SARs shall immediately revert to the Plan. If after death, the Optionee’s estate or a person who acquires the right to exercise the SARs by bequest or inheritance does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

(iv)                              Cause. In the event of termination of an Optionee’s Service due to Cause, the Optionee’s SARs shall terminate on the Termination Date.

11.                               Adjustments Upon Changes in Capitalization.

(a)                                 Changes in Capitalization. The limitations set forth in Sections 4, 6, and 10 of the Plan, the number of Shares that pertain to each outstanding Award, and the Exercise Price of each Option and SAR shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, any extraordinary cash dividend, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an additional accounting expense, and so that the adjustment shall not result in any taxes to the Company or the Participant. The Administrator’s determination with respect to the adjustment shall be final, binding, and conclusive.

(b)                                 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option and SAR, and the Right of Forfeiture to lapse on his/her Granted Stock. To the extent it has not been previously exercised, an Award will terminate upon termination or liquidation of the Company.

(c)                                  Change in Control.

(i)                                     Unless otherwise determined by the Committee (or unless otherwise set forth in an employment agreement or a severance agreement or plan applicable to a Participant), if a Participant’s Service is terminated by the Company or any successor entity thereto without Cause or by the Participant for Good Reason (as defined in the Award Agreement, if applicable), in each case upon or within twenty-four months after a Change in Control, each Award granted to such Participant prior to such Change in Control shall become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of Service. As of the Change in Control date, any outstanding Performance Stock Awards shall (1) for awards that have a separate target and maximum performance level (x) be deemed earned at the target level with respect to all open performance periods if a Change in Control occurs within six months after the date of grant or (y) be deemed earned at the actual performance level as of the date of the Change in Control if a Change in Control occurs more than six months after the date of grant, and (2) for awards that do not have a separate target and maximum performance level, be deemed earned at the target performance level, and in all cases, the Performance Stock Awards will cease to be subject to any further performance conditions (and the number of Performance Stock Awards earned under this provision will be treated as the number of shares of Granted Stock that are outstanding, including for purposes of a subsequent Vesting Event) but will continue to be subject to time-based service vesting following the Change in Control in accordance with the original performance period.

(ii)                                  Notwithstanding the foregoing, in the event of a Change in Control, a Participant’s Award may be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Award previously granted under the Plan, as determined by the Committee in its sole discretion; (ii) cancel such Award for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options or SARs over the aggregate Exercise Price of such Options or SARs, as the case may be; or (iii) provide that for a period of at least 20 days prior to the Change in Control, any Options or SARs will be exercisable as to all shares of Common Stock subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Committee will determine if Awards settled under clause (ii) above are (a) valued at closing taking into account such contingent consideration (with the value determined by the Committee in its sole discretion) or (b) entitled to a share of such contingent consideration.  For the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR for which the Exercise Price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor.

12.                               Minimum Vesting.  All Awards shall be subject to a minimum vesting schedule of at least 12 months following the Date of Grant of the Award (including Performance Awards, which shall be subject to a minimum performance period of at least twelve months), provided, however, that vesting for all Awards may accelerate in connection with a Vesting Event.  Notwithstanding the foregoing, up to 5% of the Shares available for grant under the Plan may be granted with a minimum vesting schedule that is shorter than that mandated in this Section 12.

13.                               Deferral of Stock Awards and SARs. The Administrator, in its sole discretion, may permit a Grantee to defer his/her Stock Awards, and an Optionee to defer his/her SARs pursuant to the terms and conditions provided for in any deferred compensation plan of the Company as in effect from time to time. Notwithstanding the foregoing, to the extent an Award is determined to constitute a “deferral of compensation” within the meaning of Section 409A, any such subsequent deferral shall be made in accordance with the terms of Code Section 409A(a)(4) and the regulations promulgated thereunder.

14.                               No Repricings or Reloads. The Administrator may not take any action which would constitute a “repricing” of Options or other Awards (or cash buyback of underwater Options or other Awards) without the approval of the Company’s stockholders prior to effectiveness, including (i) any reduction in exercise price or cancellation of an Option or other Award in exchange for an Option or other Award with a lower exercise price or (ii) cancellation of an Option or other Award for cash or another grant if the exercise price of the Option or other Award is greater than the fair market value of the Shares subject to the Option or other Award at the time of cancellation. The Administrator may not grant any Awards with automatic reload features.

15.                               Share Escrow/Legends. Unvested Shares issued under the Plan may, in the Administrator’s discretion, be held in escrow by the Company until the Participant’s interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

16.                               Tax Withholding.

(a)                                 For corporate purposes, the Company’s obligation to deliver Shares upon the exercise of Options, deliver Shares or cash upon the exercise of SARs, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

(b)                                 To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, holders of Non-Statutory Stock Options or SARS, or unvested Shares under the Plan, have the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options or SARs, or the vesting of their Shares. Such right includes:

(i)                                     Stock Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or SAR, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the maximum amount permitted to be withheld under applicable tax rules.

(ii)                                  Stock Delivery: The election to deliver to the Company, at the time the Non-Statutory Stock Option or SAR is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option or SAR exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using maximum amount permitted to be withheld under applicable tax rules.

17.                               Effective Date and Term of the Plan. The Plan was approved by the Board on February 15, 2017 and shall become effective upon stockholder approval of the Plan at the Company’s annual stockholder’s meeting in 2017. In the event that the Plan is not approved by stockholders at the Company’s annual stockholder’s meeting in 2017, then the Plan shall terminate but the Company will continue to be able to make grants under its 2003 SIP (including the share reserve that rolled over from the CapitalSource Plan). Unless sooner terminated by the Administrator, the Plan shall continue until December 31, 2022.  When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

18.                               Time of Granting Awards. The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company’s stockholders shall be subject to stockholder approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

19.                               Amendment and Termination of the Plan.

(a)                                 Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)                                 Effect of Amendment and Termination. Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

20.                               Regulatory Approvals.

(a)                                 The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

(b)                                 No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq Stock Market, if applicable) on which the Common Stock is then listed for trading (if any).

21.                               No Employment/Service Rights. Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

22.                               Governing Law. This Plan shall be governed by California law, applied without regard to conflict of laws principles.

23.                               Code Section 409A. Awards under this Plan are intended to be exempt from Section 409A of the Code. Notwithstanding foregoing, to the extent (x) an Award constitutes a “deferral of compensation” within the meaning of Section 409A of the Code, (y) the Grantee or Optionee is a “specified employee” as determined pursuant to Section 409A of the Code as of the date of his or her “separation from service” (within the meaning of Treasury Regulation 1.409A-1(h)), and (z) any such Award cannot be settled or paid without subjecting the Grantee or Optionee to “additional tax”, interest or penalties under Section 409A of the Code, then any such settlement or payment that is payable during the first six months following the Grantee’s or Optionee’s “separation from service” shall be paid or provided to the Grantee or Optionee on the first business day of the seventh calendar month following the month in which his or her “separation from service” occurs or, if earlier, at his or her death. In addition, any settlement or payment of an Award that is subject to Section 409A of the Code upon a termination of Service that represents a “deferral of compensation” within the meaning of Section 409A of the Code shall only be settled or paid upon a “separation from service”.  If an Award includes a “series of installment payments,” the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment.

24.                               Limits on Awards to Non-Employee Directors. No Non-Employee Director may be granted (in any calendar year) compensation with a value in excess of $1,000,000, with the value of any equity-based awards based on the accounting grant date value of such award.

25.                               Repayment if Conditions Not Met. If the Administrator determines that all terms and conditions of the Plan and a Participant’s Award agreement were not satisfied, and that the failure to satisfy such terms and conditions is material, then the Participant will be obligated to pay the Company immediately upon demand therefor, (i) with respect to an Option or SAR, an amount equal to the excess of the Fair Market Value (determined at the time of exercise) of the Shares that were delivered in respect of such exercised Option or SAR, as applicable, over the exercise price paid therefor, (ii) with respect to Stock Awards, an amount equal to the Fair Market Value (determined at the time such shares became vested) of such Stock Awards, in each case with respect to clauses (i) and (ii) of this Section 25, without reduction for any amount applied to satisfy withholding tax or other obligations in respect of such Award.

26.                               Right of Offset. The Company will have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award agreement  any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Administrator otherwise deems appropriate pursuant to any tax equalization policy or agreement. Notwithstanding the foregoing, if an Award provides for the deferral of compensation within the meaning of Section 409A of the Code, the Administrator will have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award agreement if such offset could subject the Participant to the additional tax imposed under Section 409A of the Code in respect of an outstanding Award.

27.                               Clawback/Recapture Policy. Awards under the Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Participant.

28.                               No Liability With Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding anything to the contrary contained herein, in no event will the Company be liable to a Participant on account of an Award’s failure to (a) qualify for favorable United States or foreign tax treatment or (b) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A.